CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Invesco Pacific Growth Fund Prospectus dated June 1, 2010 that is incorporated by reference into the Proxy Statement/Prospectuses included in the Registration Statement on Form N-14 of AIM Investment Funds (Invesco Investment Funds) (the “Registrant”).
We also consent to the use of our report dated December 28, 2009 on the financial statements and financial highlights of the Morgan Stanley Pacific Growth Fund Inc. for the year ended October 31, 2009 that is incorporated by reference into (i) the Statement of Additional Information (“N-14 SAI”) included in the Registration Statement on Form N-14 of the Registrant; and (ii) the Statement of Additional Information dated November 10, 2010 of the Registrant, which in turn is incorporated by reference into the N-14 SAI included in the Registration Statement on Form N-14 of the Registrant.
We also consent to the incorporation by reference of our reports dated September 29, 2009 and September 25, 2009, respectively, on the financial statements of the Morgan Stanley Commodities Alpha Fund and the Morgan Stanley Health Sciences Trust for the year ended July 31, 2009 that are incorporated by reference into (i) the N-14 SAI included in the Registration Statement on Form N-14 of the Registrant; and (ii) the Statement of Additional Information dated November 10, 2010 of the Registrant which in turn is incorporated by reference into the N-14 SAI included in the Registration Statement on Form N-14 of the Registrant.
/s/ Deloitte & Touche LLP
New York, New York
November 11, 2010